Exhibit 99.1

For Immediate Release

MORRIS PUBLISHING GROUP LLC PRESENTS AT THE JPMORGAN

ANNUAL HIGH YIELD CONFERENCE 2006

AUGUSTA, Ga. (February 7, 2006) – Morris Publishing Group LLC is making a presentation this afternoon concerning its newspaper and publishing business at the 2006 JPMorgan Annual High Yield Conference in Miami, Fla.

A copy of the presentation and management script is accessible through the Morris Publishing Group’s Web site at http://www.morris.com/press/.

Certain statements contained in this presentation are forward-looking. They are based on management’s current knowledge of factors affecting Morris Publishing Group’s business. Actual results could differ materially from those currently anticipated, depending upon – but not limited to – the effects of interest rates, of national and local economies on revenue, of the evolution of the Internet, of unforeseen changes in the price of newsprint and other significant events that could affect the economy.

Morris Publishing Group, LLC is a wholly owned subsidiary of Morris Communications Company, LLC, a privately held media company based in Augusta, Ga. Morris Publishing owns and operates 27 daily and 12 nondaily newspapers, five city magazines and numerous other free community publications in the Southeast, Midwest, Southwest and Alaska.

For further information, please contact:

Craig Mitchell

Senior Vice President of Finance

Morris Communications Company LLC

706-823-3236